Exhibit 10.19

AMENDMENT NO. 11 TO FIRST LIEN CREDIT AGREEMENT

AMENDMENT NO. 11 under the First Lien Credit Agreement referred to below, dated as of December 9, 2022 (this “Amendment”), among FOCUS FINANCIAL PARTNERS, LLC, a Delaware limited liability company (together with its successors and assigns, the “Borrower”) and the Revolver Administrative Agent (as defined below).

RECITALS

WHEREAS, the Borrower is party to that certain First Lien Credit Agreement, dated as of July 3, 2017 (as amended by Amendment No. 1, dated as of January 17, 2018, Amendment No. 2, dated as of March 2, 2018, Amendment No. 3, dated as of April 2, 2018, Amendment No. 4, dated as of June 29, 2018, Amendment No. 5, dated as of July 26, 2019, Amendment No. 6, dated as of January 27, 2020, Amendment No. 7, dated as of January 25, 2021, Amendment No. 8, dated as of July 1, 2021, Amendment No. 9, dated as of April 13, 2022, Amendment No. 10, dated as of November 28, 2022 and as further amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, including by this Amendment, the “Credit Agreement”), among the Borrower, the lenders or other financial institutions or entities from time to time party thereto and Bank of America, N.A., as revolver administrative agent (in such capacity, the “Revolver Administrative Agent”); and

WHEREAS, pursuant to Section 13.1 of the Credit Agreement, the Borrower and the Revolver Administrative Agent desire to amend the Credit Agreement to effect an administrative change of a technical or immaterial nature with respect to SOFR Non-Standard Interest Periods for Term SOFR Revolving Credit Loans.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Defined Terms.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Section 2.Amendment.  Effective as of the Effective Date (as defined below), the Existing Credit Agreement is hereby amended as follows:
(a)Section 1.1 of the Existing Credit Agreement is hereby amended by amending and restating the definition of “SOFR Interpolated Rate” contained therein in its entirety as follows:

“SOFR Interpolated Rate” means, for any SOFR Non-Standard Interest Period, the rate per annum determined by the Term Administrative Agent (which determination shall be presumed correct absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Term SOFR for the longest term for which the Term SOFR is available that is shorter than such SOFR Non-Standard Interest Period and (b) the Term SOFR for the shortest term for which the Term SOFR is available that exceeds such SOFR Non-Standard Interest Period for such shortest term, in each case, at such time; provided that when determining the SOFR Interpolated Rate for a SOFR Non-Standard Interest Period which is less than one (1) month, the SOFR Interpolated Rate shall be the Term SOFR for Term SOFR Term Loans with an Interest Period of one (1) month; provided, further, that if the SOFR Interpolated Rate determined in accordance with the foregoing provisions of this definition would otherwise be less than (w) with respect to the Tranche B-4 Term Loans, 0.50%, the SOFR Interpolated Rate shall be deemed 0.50%, (x) with respect to the Tranche B-5 Term Loans, 0.50%, the SOFR Interpolated Rate shall be deemed 0.50% and (y) with respect to the Tranche A Term Loans, 0.50%, the SOFR Interpolated Rate shall be deemed 0.50%, in each case for all purposes of this Agreement.

(b)The definition of “SOFR Non-Standard Interest Period” in Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the reference to “or Term SOFR Revolving Credit Loans,” contained therein.
(c)The definition of “Term SOFR” in Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the reference to “or Term SOFR Revolving Credit Loan” contained in the last proviso thereof.
Section 3.Conditions to Effectiveness of the Amendment.  This Amendment shall become effective upon the first date on which (a) this Amendment is executed by the Borrower and the Revolver Administrative Agent and (b) the Revolver Administrative Agent shall not have received, within 5 Business Days of the date of notice to the Lenders, a written notice from the Lenders constituting Required Lenders stating that such Required Lenders object to this Amendment (the “Effective Date”).
Section 4.Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute an original and one and the same instrument.
Section 5.Credit Document.  This Amendment shall constitute a Credit Document for purposes of the Credit Agreement and from and after the Effective Date, all references to the Credit Agreement in any Credit Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as modified by this Amendment.
Section 6.Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 7.Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 8.Severability.Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 9.Miscellaneous.  The provisions of Sections 13.13 and 13.15 of the Credit Agreement are incorporated by reference herein and made a part hereof mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

FOCUS FINANCIAL PARTNERS, LLC

/s/ James Shanahan

By:

Name: James Shanahan

Title: Chief Financial Officer

[Signature Page to Amendment No. 11]

BANK OF AMERICA,
as Revolver Administrative Agent

/s/ Henry Pennell

By:

Name: Henry Pennell

Title: Vice President

[Signature Page to Amendment No. 11]